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           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 32 to File No. 33-442; Amendment No. 32 to File No. 811-4413) of Delaware Group Equity Funds IV of our reports dated November 5, 2004, included in the 2004 Annual Reports to shareholders.


ERNST & YOUNG LLP
Philadelphia, Pennsylvania
January 24, 2005




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             Report of Independent Registered Public Accounting Firm



To the Shareholders and Board of Trustees
Delaware Group Equity Funds IV - Delaware Diversified Growth Fund

We have audited the accompanying statement of net assets of Delaware Diversified Growth Fund (one of the series constituting Delaware Group Equity Funds IV) (the "Fund") as of September 30, 2004, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of September 30, 2004, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Delaware Diversified Growth Fund of Delaware Group Equity Funds IV at September 30, 2004, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

                                                               Ernst & Young LLP

Philadelphia, Pennsylvania
November 5, 2004


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             Report of Independent Registered Public Accounting Firm



To the Shareholders and Board of Trustees
Delaware Group Equity Funds IV - Delaware Growth Opportunities Fund

We have audited the accompanying statement of net assets of Delaware Growth Opportunities Fund (one of the series constituting Delaware Group Equity Funds
IV) (the "Fund") as of September 30, 2004, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of September 30, 2004, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Delaware Growth Opportunities Fund of Delaware Group Equity Funds IV at September 30, 2004, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.


                                                               Ernst & Young LLP
Philadelphia, Pennsylvania
November 5, 2004